                                                                   Exhibit 10.3

CONFIRMATION

TO: MICHAEL GREEN

         This is to confirm renewal of the employment agreement made as of October 1, 2000, on a month-to-month basis for up to a further one-year period commencing on October 1, 2006,and ending on September 30, 2007, under the same terms and conditions, including, the terms relating to compensation.

         Dated at Markham this 2nd day of October, 2006

         MIAD SYSTEMS LTD.

         Per: /s/ Michael Green

              -------------------------

              Michael Green, President